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                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (unaudited)




                                                                                                                     Primary and
                                                                                                                    Fully Diluted
                                                                                                                      Weighted
                                                                                                                    Average Shares
                                                                From          To     Days Outstanding    Shares       Outstanding
                                                                ----          --     ----------------    ------     --------------
  For the Three Months Ended September 30, 1997:

  Beginning shares                                             07/01/97     09/30/97        92          5,429,764       5,429,764
  Exercise of employee stock options, by date:                 08/08/97     09/30/97        53              2,000           1,152
  Dilutive effect of common
   stock equivalents:
   866,611 stock options at
   average price per share                                                                                    n/a         244,873
                                                                                                        ---------       ---------

  Ending shares                                                                                         5,431,764       5,675,789
                                                                                                        =========       =========

  Net earnings                                                                                                           $598,420
  Net earnings per share                                                                                                    $0.11
                                                                                                                        =========
  For the Three Months Ended September 30, 1996:

  Beginning shares                                             07/01/96     09/30/96        92          5,351,875       5,351,875
  Exercise of employee stock options, by date:                 07/05/96     09/30/96        88              5,000           4,783
                                                               07/22/96     09/30/96        71              4,000           3,087
                                                               07/25/96     09/30/96        68              6,000           4,435
                                                               08/07/96     09/30/96        55              4,000           2,391
                                                               08/13/96     09/30/96        49              5,000           2,663

  Dilutive effect of common
   stock equivalents:
   922,500 stock options at
   average price per share                                                                                     n/a        284,722
                                                                                                        ---------       ---------
  Ending shares                                                                                         5,375,875       5,653,956
                                                                                                        =========       =========
  Net earnings                                                                                                           $900,373
  Net earnings per share                                                                                                    $0.16
                                                                                                                        =========
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